BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

Cover Sheet

TOWER ONE WIRELESS CORP.

Confirmation of Service

Form Filed:	Notice of Alteration
Date and Time of Filing:	December 28, 2016 10:20 AM Pacific Time
Alteration Effective Date:	The alteration is to take effect at the time that this application is filed with the Registrar.
Name of Company:	TOWER ONE WIRELESS CORP.
Incorporation Number:	**BC0734773**

This package contains:

- Certified Copy of the Notice of Articles
- Certificate of Name Change

Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions.

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: December 28, 2016 10:20 AM Pacific Time

Incorporation Number: **BC0734773**

Recognition Date and Time: *Incorporated on September 12, 2005 03:07 PM Pacific Time*

NOTICE OF ARTICLES

Name of Company:

TOWER ONE WIRELESS CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:
SUITE 605-815 HORNBY ST.
VANCOUVER BC V6Z 2E6
CANADA

Delivery Address:
SUITE 605-815 HORNBY ST.
VANCOUVER BC V6Z 2E6
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
SUITE 605-815 HORNBY ST.
VANCOUVER BC V6Z 2E6
CANADA

Delivery Address:
SUITE 605-815 HORNBY ST.
VANCOUVER BC V6Z 2E6
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Gusko, Brian Henry

Mailing Address:	**Delivery Address:**
500-666 BURRARD STREET VANCOUVER BC V6C 3P6 CANADA	SUITE 1607, 1001 HOMER STREET VANCOUVER BC V6B 1M9 CANADA

Last Name, First Name, Middle Name:
Horsely, Robert

Mailing Address:	**Delivery Address:**
500-666 BURRARD STREET VANCOUVER BC V6C 3P6 CANADA	500-666 BURRARD STREET VANCOUVER BC V6C 3P6 CANADA

Last Name, First Name, Middle Name:
Mah, Christine Carie

Mailing Address:	**Delivery Address:**
2945 PARKER ST. VANCOUVER BC V5K 2T9 CANADA	500-666 BURRARD STREET VANCOUVER BC V6C 3P6 CANADA

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

February 26, 2007
March 5, 2008
December 31, 2008

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Class A Common Shares	Without Par Value Without Special Rights or Restrictions attached
2.	No Maximum	Class B Preferred Shares	Without Par Value With Special Rights or Restrictions attached
1.	1,500,000	Class B Series I Preferred	Special Rights or Restrictions are attached

2.	1,000,000	Class B Series II Preferred	Special Rights or Restrictions are attached

BRITISH COLUMBIA

Number: BC0734773

CERTIFICATE
OF
CHANGE OF NAME

BUSINESS CORPORATIONS ACT

Hereby Certify that PACIFIC THERAPEUTICS LTD. changed its name to TOWER ONE WIRELESS CORP. on December 28, 2016 at 10:20 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On December 28, 2016

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada

ELECTRONIC CERTIFICATE